News Release

FOR RELEASE

Monday, January 12, 2004
7:30 am Eastern/4:30 am Pacific

Investor Contact:

Mark Lamb
Director — Investor Relations
(425) 519-4034
markl@Onyx.com

Onyx Announces Preliminary Q4 Results

Predicts Improved Revenue and Prospects for Profitability in Q1

BELLEVUE, WA. — Onyx® Software Corp. (NASDAQ: ONXS), a worldwide leader in successful customer relationship management (CRM), today announced preliminary results for the fourth quarter of 2003. The company expects revenue for the fourth quarter of 2003 in the range of $13 million and a non-GAAP operating loss in the range of $1.3 million. Non-GAAP operating loss excludes adjustments for amortization of intangibles, stock compensation expense and any adjustments for restructuring. Onyx Software expects to announce final results for the fourth quarter of 2003 in the first week of February.

License revenue for the fourth quarter of 2003 is expected to be in the range of $2.7 million, primarily reflecting the deferral of certain customer purchase decisions where Onyx believes it remains the CRM vendor of choice.

“Onyx Software continued to attract name-brand license customers and achieve high customer satisfaction levels in the fourth quarter,” said CEO Brent Frei. “Notably, Onyx Japan had its best quarter in over a year. Some of the customer purchase decisions that were deferred in Q4 have already closed in Q1,” Frei added.

Service revenue for the fourth quarter of 2003 is expected to be in the range of $10.3 million, reflecting lower than anticipated consulting revenues, while maintenance revenues remained strong — consistent with the company’s expectation. The company experienced unplanned gaps in professional services redeployment following completion of major projects ahead of schedule and before new project initiations.

“We expect sequential quarter improvement in both license and service revenues in the first quarter of 2004,” said Brian Henry, Executive VP and CFO of Onyx Software. The company continues to have tight cost controls in effect. “We expect to achieve a non-GAAP operating profit in the first quarter,” Henry added.

End of year cash position is expected to be in the range of $11.8 million, down only modestly from $12.0 million at the end of the third quarter despite $1.6 million in fourth quarter cash payments to reduce restructuring liabilities. The minimal net use of cash reflects strong collections following solid Q3 performance.

Separately, Onyx announced that board of directors, including Frei, has begun a search for a new CEO and has retained a nationally recognized professional recruiting firm. Frei will remain the CEO until his successor is on board.

Onyx Software Conference Call

Onyx will host a conference call on Monday, January 12, 2004. The Onyx Software conference call is scheduled to start promptly at 9:30 am Eastern (6:30 am Pacific). We suggest that you access the call 10-15 minutes prior to the start time by signing on at http://investor.onyx.com. The call will be archived and available for replay at this same URL for one week. Alternatively, you can participate by phone.

When: Monday, January 12, 2004

Time: 9:30 am (Eastern) / 6:30 am (Pacific)
Dial-In: 1-800-299-7635
International Dial-In: 1-617-786-2901
Passcode: 18955225

Replay: 1-617-801-6888

(available from 11:30 am ET 1/12/04 through 11:59 pm ET 1/18/04)
Passcode: 87579834

About Onyx Software

Onyx Software Corp. (Nasdaq: ONXS), a worldwide leader in delivering successful CRM, offers a fast, cost-effective, usable solution that shares critical information among employees, customers and partners through three role-specific, Web services-based portals. The Onyx approach delivers real-world success by aligning CRM technology with business objectives, strategies and processes. Companies rely on Onyx across multiple departments to create a superior customer experience and a profitable bottom line. Onyx serves customers worldwide in a variety of industries, including financial services, healthcare, high technology and the public sector. Customers include Amway, United Kingdom lottery operator Camelot, Delta Dental of California, Microsoft Corporation, Mellon Financial Corporation, The Regence Group, State Street Corporation and Suncorp. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com/.

Forward-Looking Statement

This press release contains forward-looking statements, including statements about our expected financial results for the fourth quarter of 2003 and our expectations for future financial performance. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “predict”, “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to the risk that our quarterly accounting review procedures or developments after the date of this release result in changes to our preliminary results announced in this release, our ability to achieve license revenue growth and manage our business to profitability in future fiscal periods, the future demand for our professional services offerings and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our quarterly report on form 10-Q for the period ended September 30, 2003. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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Onyx is a registered trademark of Onyx Software Corp. in the United States and other countries.

Other product or service names mentioned herein are the trademarks of their respective owners.